UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 12, 2020

Date of Report (Date of earliest event reported)

Tocagen Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38052	26-1243872
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4445 Eastgate Mall, Suite 200 San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 412-8400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TOCA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 12, 2020, Tocagen Inc. (the “Company”), held a special meeting of stockholders (the “Special Meeting”) to consider three proposals related to the Company’s previously announced merger with Forte Biosciences, Inc., a Delaware corporation (“Forte”), pursuant to the Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), dated February 19, 2020, as amended on May 11, 2020, by and between the Company, Forte and Telluride Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”). Each of the Company’s proposals was approved by the requisite vote of the Company’s stockholders as described below. The closing of the merger and the related transactions contemplated by the Merger Agreement are currently expected to be completed on or around June 15, 2020.

At the close of business on April 20, 2020, the record date for the Special Meeting, the Company had 23,918,889 shares of Common Stock issued and outstanding. The holders of a total of 19,389,862 shares of Common Stock were represented at the Special Meeting by proxy or by attending the virtual meeting, representing approximately 81.07% of the Company’s issued and outstanding Common Stock as of the record date, which total constituted a quorum for the Special Meeting in accordance with the Company’s bylaws.

The final voting results for each of the proposals voted upon at the Special Meeting is set forth below. Brokers had discretionary authority to vote for Proposal Nos. 1 and 3 for the shares of the Company’s Common Stock held in street name, and as a result, no broker non-votes were received for Proposal Nos. 1 and 3. For more information on the proposals voted upon at the meeting, please refer to the Company’s prospectus/proxy statement/information statement for the Special Meeting, originally filed with the Securities and Exchange Commission on March 25, 2020, as amended.

Proposal 1. To approve an amendment to the amended and restated certificate of incorporation of the Company to effect a reverse stock split of the Company’s Common Stock at a ratio within the range between 8-for-1 and 15-for-1:

18,520,786 For	585,882 Against	283,194 Abstain	0 Broker Non-Votes

Proposal 2. To approve (i) the issuance of shares of the Company’s capital stock pursuant to the Merger, which will represent more than 20% of the shares of the Company’s Common Stock outstanding immediately prior to the Merger, and (ii) the change of control resulting from the Merger, pursuant to Nasdaq Listing Rules 5635(a) and 5635(b), respectively:

11,758,909 For	209,045 Against	286,680 Abstain	7,135,228 Broker Non-Votes

Proposal 3. To approve a postponement or adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal Nos. 1 and 2 (although Proposal No. 3 was approved, adjournment of the Special Meeting was not necessary because there were sufficient votes at the time of the Special Meeting to approve Proposal Nos. 1 and 2):

17,826,148 For	1,212,283 Against	351,431 Abstain	0 Broker Non-Votes

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tocagen Inc.

Date: June 12, 2020	By:	/s/ Mark Foletta
Mark Foletta
Chief Financial Officer